As filed with the Securities and Exchange Commission
                         on November 22, 1995


                                           Registration Statement No. ______


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549



                                 FORM S-3



                          Registration Statement
                               Under the
                          Securities Act of 1933



                           AFLAC INCORPORATED
        (Exact name of registrant as specified in its charter)



          Georgia                                 58-1167100
   (State of Incorporation)          (IRS Employer Identification Number)



      1932 Wynnton Road, Columbus, Georgia 31999        706-323-3431
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                              DANIEL P. AMOS
                  Chief Executive Officer and President
                            AFLAC INCORPORATED
                            1932 Wynnton Road
                         Columbus, Georgia 31999
                               706-323-3431
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)



                             AFL STOCK PLAN
                        (Full title of the Plan)



     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.




     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

     If this Form is filed to register additional securities for an offering to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___



                      __________________________________



                       CALCULATION OF REGISTRATION FEE


 Title of Each                               Proposed Maximum        Amount
Class Securities                  Amount        Aggregate              of
     to be                        to be          Offering         Registration
   Registered                   Registered      Price (1)             Fee
Common Stock, par value $.10    3,000,000     $124,125,000         $42,801.72

(1) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of determining the registration fee.



                    ___________________________________



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.






PROSPECTUS

                               AFLAC INCORPORATED

                                  3,000,000

                             Shares of Common Stock
                           (Par Value $.10 Per Share)

    AFL STOCK PLAN:  A DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN

     AFLAC Incorporated, a Georgia corporation (the "Company") hereby offers participation in its AFL Stock Plan, a Direct Stock Purchase and Dividend Reinvestment Plan (the "Plan"). The Plan provides investors with a convenient method of investing cash dividends and making optional cash investments to purchase shares of the Company's common stock, par value $.10 per share (the "Common Stock"), without payment of any brokerage commission or service charge.

     Investors electing to participate in the Plan may:

     Acquire additional shares of Common Stock automatically by reinvesting cash dividends in additional shares of Common Stock.

     Make an initial investment in Common Stock with a cash payment of at least $750 or, if already a holder of Common Stock, make optional cash payments at any time of at least $50 for any single investment, up to a maximum of $120,000 per calendar year.

     Deposit certificates representing Common Stock into the Plan for safekeeping.

     Receive, upon written request, certificates for whole shares of Common Stock credited to Plan accounts.

     Sell shares of Common Stock credited to Plan accounts through the Plan.

     Shares of Common Stock will be purchased under the Plan, at the option of the Company, from newly issued shares, shares held in the treasury of the Company or shares purchased in the open market. All purchases will be done through an Independent Agent (as hereinafter defined) selected by the Company. The Common Stock is listed on the New York, Pacific and Tokyo Stock Exchanges. The closing price of the Common Stock on _________ on the New York Stock Exchange was ___________.

     The purchase price of newly issued or treasury shares of Common Stock purchased under the Plan for an Investment Date (as hereinafter defined) will be the volume weighted average of the trading on all domestic exchanges on the Investment Date, or, if that date is not a trading day, the trading day immediately preceding that day. The price of shares of Common Stock purchased or sold in the open market will be the average cost of all shares purchased or sold by the Independent Agent in relation to the applicable Investment Date. There will be no discount from these purchase prices offered for shares of Common Stock purchased under the Plan. The Company will pay the cost of administration of the Plan and brokerage commissions relating to shares of Common Stock purchased in the open market, however the Plan participants will bear the cost of brokerage commissions on shares sold in the open market.
                                       1

     To the extent required by applicable law in certain jurisdictions, including Arizona, Florida, Maine, Nebraska, North Carolina, North Dakota, Oklahoma and Vermont, shares of Common Stock offered under the Plan to persons not presently record holders of Common Stock are offered only through a registered broker/dealer.

     Shareholders who elect not to participate will continue to receive cash dividends, as declared, in the usual manner. The terms of this Prospectus apply to dividends reinvested and optional payments made on and after ____(date)_________.

     This Prospectus sets forth the provisions of the Plan and, therefore, this Prospectus should be retained by participants in the Plan
("Participants") for future reference.

                           ____________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           _____________________________

                    The date of this Prospectus is _______________


                            AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at public reference facilities of the Commission at Room 1024, 450 Fifth Street, NW, Washington, DC 20549, and at the Commission's Regional Offices located at, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained by mail form the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, DC 20549, at prescribed rates. Such reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 115 Sansome Street, 2nd Floor, San Francisco, California 94104.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed under the Exchange Act with the Commission, File No. 1-7434, are incorporated herein by reference:

          (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1994; and

          (2) the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; and


                                       2

          (3) the description of the Common Stock contained in a registration statement filed under the Exchange Act and any amendments or reports filed with the Commission for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Any person, including any beneficial owner, receiving a copy of this Prospectus may obtain without charge, upon request, a copy of any of the foregoing documents incorporated by reference other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. Requests for copies should be directed in writing or by telephone to the Investor Relations Department, AFLAC Incorporated, 1932 Wynnton Road, Columbus, Georgia 31999, telephone (800) 235-2667 or (706) 596-3264.

                        THE COMPANY AND ITS SUBSIDIARIES

     The Company is an international holding company incorporated under the laws of Georgia. Through its principal subsidiary, American Family Life Assurance Company of Columbus (AFLAC), the Company is an underwriter of supplemental insurance. AFLAC's primary markets are the United States and Japan. The Company also owns seven network-affiliated television stations.

     The Company has its principal executive offices at Worldwide
Headquarters, 1932 Wynnton Road, Columbus, Georgia 31999, telephone 706-323-
3431.






















                                       3

                              AFLAC INCORPORATED

                                AFL STOCK PLAN
PURPOSE

     The purpose of the AFL Stock Plan is to provide existing and potential investors in the Company with an expense-free and convenient way to purchase shares of Common Stock and to reinvest all or a portion of the investors cash dividends from shares of AFLAC Incorporated in additional shares of Common Stock.


ADVANTAGES

     A person participating in the Plan (a "Participant") may elect to have all, a portion or none of the cash dividends automatically reinvested.

     An Investor not presently owning shares of Common Stock may become a Participant by making an initial cash investment for the purchase of Common Stock of at least $750.

     A Participant may invest additional funds in Common Stock through optional cash investments of at least $50 for any single investment up to $120,000 per calendar year.

     A Participant will pay no brokerage commissions or fees for shares purchased through the Plan.

     A Participant may deposit Common Stock certificates, at no cost, in the Plan for safekeeping and to facilitate the transfer or sale of shares through the Plan in a convenient and efficient manner.

     A Participant's funds are fully invested in Common Stock through the purchase of whole shares and fractional shares.

     A Participant may direct the Administrator to transfer, at no cost, all or a portion of shares of Common Stock credited to the Participant's Plan Account (including those shares deposited into the Plan for safekeeping).

     A Participant may sell shares of Common Stock credited to the Participant's Account.

     A Participant will receive a Statement after each transaction.

DISADVANTAGES

     A Participant has no control over the time or price at which Common Stock is purchased or sold for the Participant's Account.

     Optional and initial cash investments must be received by the Administrator no later than two business days prior to an Investment Date to be invested beginning on that Investment Date. Otherwise, the investment will be held by the Administrator and invested beginning on the next Investment Date.

     No interest will be paid on funds held by the Administrator pending investment under the Plan. Participants bear the market risk associated with fluctuations in the price of Common Stock.
                                       4

ADMINISTRATION

     The Company (the "Administrator"), through its Shareholder Services Department, administers the Plan. The Administrator is responsible for administering the Plan, receiving all cash investments made by Participants, maintaining records of each Participant's Account activities, issuing Statements and performing other duties required by the Plan. The Administrator will forward funds to be used to purchase shares of Common Stock to an agent selected by the Company (an "Independent Agent") that is an "agent independent of the issuer," as that term is defined in the rules and regulations under the Exchange Act. Additionally, the Administrator will promptly forward sales instructions to the Independent Agent. The Independent Agent is responsible for purchasing and selling shares of Common Stock for Participants' Accounts in accordance with the provisions of the Plan. The Independent Agent will hold one or more certificates registered in the Plan's name representing the aggregate number of whole shares of Common Stock purchased under, or deposited for safekeeping into, the Plan and credited to Participants' Accounts.

           Participants may contact the Administrator by writing:

                         AFLAC Incorporated
                         Worldwide Headquarters
                         Shareholder Services Department
                         1932 Wynnton Road
                         Columbus, Georgia 31999

or by telephoning toll-free (800) 227-4756 or in Columbus (706) 596-3278 between 8 a.m. and 5 p.m., Monday through Friday, Eastern Time. Written communications may be sent by telecopier (fax) to (706) 596-3488.

ELIGIBILITY

     Any person or entity, whether or not a shareholder of record of the Common Stock, is eligible to participate in the Purchase Plan, provided that
(i) such person or entity fulfills the prerequisites for participation described below and (ii) in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws applicable to the Company, the Plan and the Participant.

ENROLLMENT

    Shareholders who are currently participating in the Company's Dividend Reinvestment Plan will automatically be enrolled in the new Plan without sending in a new enrollment form. However, a person who wishes to change his participation in any way must submit a new Enrollment Form.

     Record or registered holders of Common Stock not already Participants may join the Plan at any time after being furnished with a copy of this Prospectus and completing an Enrollment Form. Request for copies of Enrollment Forms, as well as copies of other Plan forms and this Prospectus, should be made in writing or by telephone to the Administrator's address and telephone number listed in "Administration" above. Record holders of Common Stock should be sure to sign their name(s) on the Enrollment Form exactly as they appear on their Common Stock certificates.


                                       5

     Beneficial owners, shareholders whose shares are held in nominee name by a bank or broker, must (i) become record holders, (shareholders who are registered on the books of the Corporation by having such shares transferred into the shareholders names), or (ii) make arrangements with the broker, bank or other nominee to participate on the shareholders behalf.

     Investors not presently holding Common Stock, may become Participants by making a minimum initial cash investment of at least $750 through the Plan with a completed Enrollment Form.

     Any person or entity will become a Participant only after fulfilling the above prerequisites for participation and a properly completed Enrollment Form has been received and accepted by the Administrator. Requests for copies of Enrollment Forms and this Prospectus, should be made in writing or by telephone to the Administrator's address and telephone numbers listed above.

COST

     Participants will incur no brokerage commission or service charges for purchases made under the Plan. All costs of administration of the Plan, including purchase of Plan shares, will be paid by the Company. However, Participants whose shares are sold by the Plan Administrator must pay the brokerage commission and applicable taxes for those shares. The commission on any shares purchased under the Plan will be reported as a taxable item.

INITIAL AND OPTIONAL CASH INVESTMENTS

     A Participant may make optional cash investments during any month by delivering to the Administrator (a) a completed optional cash investment stub which is attached to each Participant's Statement or Enrollment Form and (b) a personal check or money order payable to the AFL Stock Plan. DO NOT SEND CASH. The method of delivery of any cash investment is at the election and risk of the Participant or interested investor and will be deemed received when actually received by the Administrator. The only restriction that applies to making these investments is that they be made in amounts of not less than $50 for each investment and aggregate to no more than $120,000 per calendar year, inclusive of the initial investment. There is no obligation to make any optional cash investment.

     Interested investors, who are not record or registered holders of Common Stock, may become Participants by making a minimum initial cash investment of at least $750.

     Optional and initial cash investments, pending investment pursuant to the Plan, will be credited to a Participant's Account and held in a trust account which will be separated from any other funds or monies of the Company. Cash investments not invested in Common Stock within 35 days of receipt will be promptly returned to the Participant. All cash investments are subject to collection by the Administrator of full face value in U. S. funds and will be deemed received when actually received by the Administrator.

     Upon a Participant's written request, a refund of an initial or any optional cash investment, not already invested, will be made, provided the request is received by the Administrator at least two business days prior to the next Investment Date. However, no refund of a check or money order will be made until the funds from such instruments have been collected by the Administrator.

                                       6

REINVESTMENT OF DIVIDENDS

     A Participant may elect to invest in Common Stock by reinvesting all or a portion of cash dividends paid on shares of Common Stock registered in the Participant's name. Participants electing partial reinvestment of cash dividend payments must designate the whole number of shares for which reinvestment is desired. Once a Participant elects reinvestment, cash dividend payments made on the designated shares of Common Stock will be invested in shares of Common Stock. The amount so reinvested will be reduced by any amount which is required to be withheld under any applicable tax or other statutes. If the Participant has specified partial reinvestment, that portion of cash dividend payments not designated for reinvestment will be sent to the participant by check in the usual manner, or by electronic direct deposit, if the Participant has elected the direct deposit option.

     Dividend payments will be invested in Common Stock beginning either on the date of payment, if such payment date is an Investment Date, or on the first Investment Date following such payment. Dividend payments not invested in Common Stock within 30 days of receipt will be promptly returned to the Participant. Cash dividends pending investment pursuant to the Plan, will be credited to a Participant's Account and held in a trust account which will be separated from any other funds or monies of the Company. No interest will be paid on such funds held by the Administrator pending investment.

     If a Participant is reinvesting cash dividends paid on only a portion of the shares of Common Stock credited to the Participant's Account through the Plan and the Participant elects to sell, withdraw or transfer a portion of such shares, cash dividends on the remainder of the shares credited to this Account, up to the number of shares designated for reinvestment prior to such sale, withdrawal or transfer, will continue to be reinvested through the Plan, except where the Participant gives specific instructions to the contrary. For example, if a Participant who had elected to have cash dividends reinvested through the Plan on 50 shares of a total of 100 shares of Common Stock credited to the Participant's Account elected to sell, withdraw or transfer 25 shares, cash dividends on 50 shares of the remaining 75 shares, credited to the Participant's Account would be reinvested through the Plan. If instead the Participant elected to sell, withdraw or transfer 75 shares, cash dividends on the remaining 25 shares credited to the Participant's Account would be reinvested through the Plan.

INVESTMENT DATES

An "Investment Date" will occur twice every month on the lst and 15th day of the month or, if that day is not a business day, the business day immediately preceding that day. Optional and initial cash investments will be invested in Common Stock beginning on the first Investment date following receipt by the Administrator; provided, that such investment must be received by the Administrator no later than two business days prior to an Investment Date to be invested beginning on that Investment Date. Otherwise, the investment may be held by the Administrator and invested beginning on the next Investment Date. No interest will be paid on funds held by the Administrator pending investment. Dividend and voting rights will commence upon settlement, which is ordinarily three business days after purchase.

CHANGING PLAN OPTIONS AND WITHDRAWALS

     A Participant may change investment options or withdraw some or all of the Common Stock credited to the Participant's Account at any time by
                                       7

delivering written instructions to the Administrator. To be effective with respect to a particular cash dividend, any such instructions must be received by the Administrator on or before the record date relating to such cash dividend payment.

TRANSFERRING PLAN SHARES

     If a Participant wishes to change the ownership of all or part of the Participant's Plan shares through gift, private sale or otherwise, the Participant may do so by delivering to the Administrator a written request. The transfer will be done as soon as practicable following the Administrator's receipt of the required documentation, subject to the provisions of receipt on or before the record date relating to cash dividend payment. No fractional shares of Common Stock credited to a Participant's Account may be transferred unless the Participant's entire Account is transferred. Request for Account transfers are subject to the same requirements as for the transfer of securities, including the requirement of receipt by the Administrator of a properly executed stock assignment with a guarantee of signatures.

     Shares transferred will continue to be held by the Plan Administrator under the Plan. An Account will be opened in the name of the transferee, if the transferee is not already a Participant, and such transferee will automatically be enrolled in the Plan. All dividends on shares transferred to the transferee's Plan Account will be reinvested unless otherwise directed by the transferee.

     Unless otherwise requested by the transferor, transferees will be sent a Statement showing the transfer of such shares into the transferees' Accounts. The transferor may request that such Statement be returned to the transferor for personal delivery and/or that a gift certificate be provided. The transferor may send the gift certificate directly or request that it be sent by the Administrator to the transferee with the first Statement.

BANK DRAFT

     A Participant may pre-authorize the Plan Administrator to deduct a set amount from a U.S. checking, savings, or credit union account. To enroll, the participant must complete and sign an Automatic Investment Form, which is attached to the Enrollment Form and return it to Shareholder Services with a voided blank check or deposit slip for the account from which funds are to be drafted. Forms will be processed and will become effective as promptly as practicable.

Once effective, funds will be drafted on the 20th day of each month (or, if the 20th day is not a business day, the first business day thereafter), and such funds will be invested in Common Stock beginning on the next Investment Date.

DIRECT DEPOSIT OF DIVIDENDS NOT REINVESTED

     A Participant who elects not to reinvest all cash dividends on shares of Common Stock may receive such non-reinvested cash dividends by electronic deposit to the Participant's predesignated bank, savings, or credit union account. To receive a direct deposit of funds, a Participant must complete and sign a Direct Deposit Authorization Form and return it to the Plan Administrator. Direct deposit will become effective as promptly as practicable after receipt of a completed Direct Deposit Authorization Form. Changes in designated direct deposit accounts may be made by delivering a
                                       8

completed Direct Deposit Authorization Form to the Administrator.

     Cash dividends on shares of Common Stock not designated for reinvestment and not directly deposited will be paid by check on the applicable Dividend Payment Date.

PURCHASE OF SHARES

     Shares of Common Stock purchased for Participants under the Plan will be either newly issued shares, shares held in the treasury of the Company or, at the Company's option, shares of Common Stock purchased in the open market by an Independent Agent. As of the date of this Prospectus, shares of Common Stock purchased for Participants under the Plan will be purchased from treasury. The Company may not change its determination that Common Stock will be purchased for participants from the Company or on the open market more than once in any three-month period. Furthermore, at any time that shares of Common Stock are purchased for Participants under the Plan in the open market, the Company will not exercise its right to change the source of purchases of shares of Common Stock absent a determination by the Company's Board of Directors or Finance Committee of the Board of Directors that the Company's need to raise equity capital has changed or there is another valid reason for the change.

     Purchases of shares of Common Stock from the Company, whether newly issued or treasury shares, will be made on the relevant Investment Date at the volume weighted average of the trading on all domestic exchanges on the Investment Date or, if that day is not a trading day, the trading day immediately preceding that day.

     Purchases in the open market may begin on the relevant Investment Date and should be completed no more than 15 days after that Investment Date. The price of any shares of Common Stock purchased in the open market for Participants will be the average price per share of the aggregate number of shares purchased for the Plan by the Independent Agent for the relevant Investment Date. Neither the Company nor any affiliated purchaser will exercise any direct or indirect control or influence over the times when or prices at which the Independent Agent may purchase Common Stock for the Plan, the amounts of shares to be purchased, the market on which the shares are to be purchased or sold, the manner of purchase or sale or the selection of a broker-dealer through which purchases for the Plan may be executed.

     Participant's funds will be commingled with those of other participants for the purpose of executing purchases for shares under the Plan with respect to the same Investment Date. The number of shares (including any fraction of a share rounded to three decimal places) of Common Stock credited to the Account of a Participant for a particular Investment Date will be determined by dividing the total amount of cash dividends, optional cash investments and/or initial cash investments to be invested for such Participant on such Investment Date by the relevant purchase price per share.

CERTIFICATES FOR SHARES

     All shares purchased on behalf of a Participant through the Plan will be held by the Plan. A Participant can, however, at any time and without charge, obtain a certificate for all or part of the whole shares of Common Stock credited to the Participant's Plan account by making a request in writing to the Administrator. No certificates for fractional shares will be issued.

                                       9

SAFEKEEPING SERVICE

     Common Stock held in certificate form by a Participant may be deposited into the Plan for safekeeping, by delivering such stock certificates unendorsed to the Administrator and requesting these shares be credited to the Participant's account. This feature is offered at no charge to the Participant and eliminates the risk associated with the loss of stock certificates. If certificates are lost, stolen, or destroyed, the shares represented by such certificates may not be sold nor transferred without first obtaining replacement certificates. This process could be costly and could take several weeks to complete. Shares represented by certificates deposited in the Plan are treated in the same manner as shares purchased through the Plan, and may be conveniently and efficiently sold or transferred through the Plan.

SALE OF SHARES

     A Participant may request, at any time, that all or a portion of the shares of Common Stock credited to the Participant's Account be sold by furnishing the Administrator with written instructions, either by mail or telecopier (fax), signed by all registered holders. The Participant may sell only whole shares, not fractional shares, if the sale is for less than all of the shares in the Participant's account. The Administrator cannot, however, sell any certificated shares owned by a Participant unless the certificates are first deposited in the Plan. The Administrator will forward the sale instructions to an Independent Agent within five business days of receipt (except as described in the following paragraph). The Independent Agent will sell such shares as soon as practicable and the proceeds of the sale (less brokerage fees, transfer taxes, if any, and withholding taxes, if any) will be transmitted to the Participant. Proceeds of shares of Common Stock sold through the Plan will be paid to the Participant by check.

     If a Participant's sale instructions cover all of the shares of Common Stock credited to his Account, on which cash dividends are being reinvested, and such instructions are received on or after the record date relating to a dividend payment but before the dividend payment date, the sale will not be processed until after the dividends have been invested in Common Stock through the Plan, at which time all of the shares credited to his Account will be sold. Normally cash dividends are paid on the first business day of March, June, September and December, with the record dates generally two weeks prior to that date.

REPORTS TO PARTICIPANTS

     Each Participant will receive a quarterly Statement showing all transactions for the Participant's Account during the current calendar year. Supplemental Statements will be provided in months where the Participant has made an optional cash investment, deposited, transferred, or withdrawn shares of Common Stock or had cash dividend payments reinvested in Common Stock. The Administrator also will send each Participant a Statement promptly after the sale of all Common Stock under the Plan. Participants should retain these Statements in order to establish the cost basis, for tax purposes, for shares of Common Stock acquired under the Plan.

     Participants will receive copies of all communications sent to holders of Common Stock. This may include quarterly reports, annual reports, proxy material, consent solicitation material and Internal Revenue Service information, if appropriate, for reporting dividend income. All notices,
                                       10

Statements and other communications from the Administrator to Participants will be addressed to the latest address of record; therefore, it is important that Participants promptly notify the Administrator in writing of any change of address.

STOCK DIVIDEND OR STOCK SPLIT

     Any stock dividends or split shares of Common Stock distributed by the Company on Plan shares will be credited pro rata to each Participant's account in the same manner as shareholders who are not Plan Participants.

VOTING RIGHTS

     Prior to each shareholder meeting, each Participant will be mailed a proxy representing the shares of Common Stock held in the Participant's Plan account combined with any other shares of Common Stock registered in the Participant's name on the record date for such meeting. Shares of Common Stock credited to a Participant's account will not be voted unless the Participant provides voting instructions for such shares.

     All shares of Common Stock held in a Participant's account will be entitled to one vote per share, provided, however, that if a Participant has held the shares for 48 continuous months, such Participant will be entitled to ten votes for each share. Because the Administrator is not able to readily determine the status of shares held by the Plan, a Participant will be required to certify and provide other evidence as required, in order to receive ten votes for each share owned.

TERMINATION OF PARTICIPATION BY A PARTICIPANT

     A Participant may at any time terminate participation in the Plan by providing written notice to the Administrator. Unless a Participant requests that the shares held in the Participant's account be sold, the Administrator will send a stock certificate for the number of whole shares in the Participant's account and a check to the Participant equal to the current market value of any fractional shares in the Participant's account.

     If a notice to terminate an account with dividend reinvestment instructions is received by the Administrator on or after the record date for a dividend payment, such notice to terminate will not become effective until such dividend has been reinvested and the shares purchased are credited to the Participant's account.

     If a Participant disposes of all whole shares of Common Stock credited to the Participant's Plan account and registered in the Participant's name, the Participant will no longer be eligible to participate in the Plan and a check equal to the current market value will be issued to them for the fractional share, less any brokerage fees(and any applicable transfer or withholding taxes).

FEDERAL INCOME TAX CONSEQUENCES

     The amount of cash dividends paid to a Participant by the Company is considered taxable income, even though reinvested through the Plan. Expenses and fees paid for a Participant by the Company will be included as dividend income, for tax purposes, and these expenses and fees will be added to the cost basis of the shares purchased through the Plan. The information return sent to a Participant and the Internal Revenue Service ("IRS") at year-end
                                       11

will show as dividend income the amount of dividends reinvested through the Plan, as well as these fees and expenses.

     A Participant will not realize any taxable income when the Participant receives certificates for whole shares credited to the Participant's Account. Gain or loss will be recognized by the Participant when the Participant sells such whole shares and will be recognized by a Participant when a fractional share credited to the Participant's Account is sold pursuant to the terms of the Plan. The sale of any whole or fractional shares through the Plan will be reported to the IRS and a Participant on Form 1099-B.

     A Participant should consult with the Participant's personal tax advisor for advice applicable to the Participant's particular situation.

SUSPENSION, MODIFICATION OR TERMINATION OF PLAN

     The Company may suspend, modify or terminate the Plan at any time, in whole, in part or in respect of Participants in one or more jurisdictions, without the approval of Participants. Notice of such suspension, modification or termination will be sent to all affected Participants, who will in all events have the right to withdraw from participation. Upon any whole or partial termination of the Plan by the Company, each affected Participant will receive (i) a certificate for all of the whole shares of Common Stock credited to the Participant's Account, (ii) any dividends or cash investments credited to the Participant's Account and (iii) a check for the cash value of any fractional shares of Common Stock credited to the Participant's Account. Such fractional shares will be valued at the current market value.

     In the event the Company terminates the Plan for the purpose of establishing another stock purchase and/or dividend reinvestment plan, Participants will be automatically enrolled in such other plan and shares credited to the Participant's Plan Accounts will be credited automatically to such other plans, unless notice to the contrary is received by the Plan Administrator.

     The Company also reserves the right to terminate any Participant's participation in the Plan at any time for any reason upon written notice to the Participant at the address appearing on the Administrator's records.

PLAN INQUIRIES

     All inquiries concerning the Plan should be directed to the Administrator (see above). A Participant should include in all correspondence the Participant's shareholder account number, taxpayer identification number (social security number), and a day-time telephone number where the Participant may be contacted during normal working hours to facilitate a prompt response.

LIMITATION OF LIABILITY

     Neither the Company nor the Plan Administrator (including the Company if it is acting as such) nor any Independent Agent will be liable for any act done in good faith or for the good faith omission to act in connection with the Plan, including, without limitation, any claim of liability arising out of failure to terminate a Participant's Account upon such Participant's death prior to receipt of notice in writing of such death, or with respect to the prices at which shares of Common Stock are purchased or sold for the Participant's Account and the times when such purchases and sales are made, or
                                       12

with respect to any loss or fluctuation in the market value after the purchase or sale of such shares. Furthermore, if it appears to the Company that any Participant is using or contemplating the use of the optional cash payment investment mechanism in a manner or with the effect that, in the sole judgment and discretion of the Company, is not in the best interests of the Company or its shareowners, then the Company may decline to issue all or any portion of the shares of Common Stock for which any optional cash payment by or on behalf of such Participants is tendered. Such optional cash payment (or the portion thereof not to be invested in shares of Common Stock) will be returned by the Company as promptly as practicable, without interest.

     Participants should recognize that the Company cannot assure them of a profit or protect them against a loss on the shares purchased by them under the Plan.

     Although the Company currently intends to continue the payment of quarterly dividends on the Common Stock, the payment of dividends will depend upon future earnings, the financial condition of the Company and other factors.

INTERPRETATION AND REGULATION OF PLAN

     The officers of the Company are authorized to take such actions as may be consistent with the Plan's terms and conditions. The Company reserves the right to interpret and regulate the Plan as the Company deems desirable or necessary in connection with the Plan's operations.

                                USE OF PROCEEDS

     If newly issued or treasury shares of Common Stock are purchased under the Plan, the proceeds from such sales will be used for general corporate purposes, including, without limitation, the redemption, repayment or retirement of outstanding indebtedness of the Company or the advance or contribution of funds to one or more of the Company's subsidiaries to be used for general corporate purposes or to increase capital. The Company is unable to estimate the amount of proceeds from the purchase of such shares of Common Stock by the Plan which may occur. The Company will not receive any proceeds when shares of Common Stock are purchased under the Plan in the open market.

                           PLAN OF DISTRIBUTION

     The Common Stock being offered hereby is offered pursuant to the Plan, the terms of which provide for the purchase of shares of Common Stock, either newly issued shares, shares held in the treasury of the Company, or on the open market by an Independent Agent. As of the date of this Prospectus, shares of Common Stock purchased for Participants under the Plan are being purchased from treasury. The Plan provides that the Company may not change its determination regarding the source of purchases of shares under the Plan more than once in any three month period. The primary consideration in determining the source of shares of Common Stock to be used for purchases under the Plan is expected to be the Company's need to increase equity capital. If the Company does not need to raise funds externally or if financing needs are satisfied using non-equity sources of funds to maintain the Company's targeted capital structure, shares of Common Stock purchased for Participants under the Plan will be purchased on the open market, subject to the aforementioned limitation on changing the source of shares of Common Stock.

                                       13

     The Company will pay all brokerage commissions incurred on purchases of shares of Common Stock, administrative costs, and expenses associated with the Plan. Participants will bear the cost of brokerage commissions related to sales of shares of Common Stock made in the open market.



                   DESCRIPTION OF COMMON STOCK

     The authorized capital stock of the Company consists of 175,000,000 shares of AFLAC Incorporated Common Stock, par value of $.10 per share (the "Common Stock"). In accordance with the Company's Articles of Incorporation, shares of Common Stock are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of grater than 48 months prior to the record date as to which the Shares are to be voted, at which time they become entitled to 10 votes per share. Any transferee of a share of Common Stock where such share was transferred to the transferee by gift, devise or bequest or otherwise through the laws of inheritance, descent or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust for such beneficiary, is deemed to be the same beneficial owner as the transferor. Shares acquired as a direct result of a stock split, stock dividend or other distribution with respect to existing shares ("dividend shares") are deemed to have been acquired and held continuously from the date on which the shares with regard to which the issued dividend shares were acquired.

     The holders of the Common Stock are not entitled to cumulate votes for the election of Directors. The holders of the Common Stock are entitled to receive dividends as and when declared by the Board of Directors of the Company out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the affairs of the Company, the holders of the Common Stock will be entitled to share ratably in any assets remaining after the payment in full of all liabilities of the Company.

     The holders of the Common Stock do not have preemptive rights with respect to the issuance of additional shares of capital stock by the Company. The Common Stock does not contain any redemption provisions or conversion rights.

                                   EXPERTS

     The consolidated financial statements and schedules of the Company and its subsidiaries included in the Company's Annual Report on Form 10-K, incorporated herein by reference, have been audited by KPMG Peat Marwick LLP, Independent Auditors, as indicated in the report appearing therein. Such financial statements and schedules are incorporated therein by reference in reliance on such report given upon the authority of that firm as experts in accounting and auditing.

                                LEGAL OPINIONS

     Certain legal matters in connection with the Common Stock offered hereby have been passed upon for the Company by Joey M. Loudermilk, Senior Vice President and General Counsel of the Company.




                                       14







         AFLAC INCORPORATED




          3,000,000 SHARES





            COMMON STOCK
          (par value $.10 per share)




             PROSPECTUS



          AFL STOCK PLAN:

      A DIRECT STOCK PURCHASE

               AND

      DIVIDEND REINVESTMENT PLAN










         NOVEMBER __, 1995







     No person is authorized to give any
information or to make any representations other than those contained in the Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. This
Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such securities in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof.



             TABLE OF CONTENTS



                Prospectus



Available Information                      2

Incorporation of Certain Documents
     by Reference                          2

The Company and its Subsidiaries           3

AFLAC Incorporated
     AFL Stock Plan                        4

Use of Proceeds                           13

Plan of Distribution                      13

Description of Common Stock               14

Experts                                   14

Legal Opinions                            14









                                      PART II
                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered:

                 Registration fees                         $42,801.72
                 Printing and engraving expenses           $22,500.00
                 Legal expenses                            $14,000.00
                 Blue Sky fees and expenses                    -0-
                 Accounting fees and expenses                  -0-
                 NASD fees                                     -0-
                 Miscellaneous                             $11,000.00
                                                           __________
                      Total                                $90,301.72

Item 15.  Indemnification of Officers and Directors

     The Georgia Business Corporation code provides that, under certain circumstances, directors, officers, employees and agents of a Georgia corporation may be indemnified against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with settling, or otherwise disposing of, suits or threatened suits to which they are a party or threatened to be named a party by reason of acting in any of such capacities if such person acted in a manner such person believed in good faith to be in, or not opposed to, the best interests of the corporation. The By-Laws of the Company provide for indemnification of officers and directors to the fullest extent permitted by such Georgia law. The Company's Articles of Incorporation also limit the potential personal monetary liability of the members of the Company's Board of Directors to the Company or its stockholders for certain breaches of their duty of care or other duties as a director.

     The Company maintains (i) director and officer liability insurance that provides for indemnification of the directors and officers of the Company and of its majority-owned subsidiaries, and (ii) company reimbursement insurance that provides for indemnification of the Company and its majority-owned subsidiaries in those instances where the Company and/or its majority-owned subsidiaries indemnified its directors and officers. The present limits of liability for the director and officer liability insurance and the company reimbursement insurance policies are $50 million.

Item 16.  Exhibits.

     4.1 Articles of Incorporation of AFLAC Incorporated, as amended. Filed as Exhibit 3.0 to AFLAC Incorporated's Annual Report on Form 10-K for the fiscal year ended December 31, 1991 and incorporated herein by reference.
     5.1   Opinion of Joey M. Loudermilk, Esq.
    23.1   Consent of KPMG Peat Marwick LLP.
    23.2   Letter of KPMG Peat Marwick re Unaudited Interim Financial
           Information.
    23.3 Consent of Joey M. Loudermilk (included in the Opinion of Counsel filed as Exhibit 5.1 hereto).
    24.1   Power of Attorney, as set forth on the signature page hereof.

Item 17.  Undertakings

     The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on this 21 day of November, 1995.



                        AFLAC INCORPORATED





Dated:  November 21, 1995          By:  /s/ Daniel P. Amos
                                        Daniel P. Amos
                                        Chief Executive Officer
                                           and President






                                   By:  /s/ Kriss Cloninger, III
                                        Kriss Cloninger, III
                                        Executive Vice President
                                        and Chief Financial
                                        Officer






                                   By:  /s/ Norman P. Foster
                                        Norman P. Foster
                                        Executive Vice President
                                        of Corporate Finance

POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:


     That the undersigned officers and directors of AFLAC Incorporated, a Georgia Corporation, do hereby constitute and appoint Joey M. Loudermilk, and Kriss Cloninger, III, and each of them, the lawful attorneys and agents or attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933 as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

	IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his name.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                         Title                 Date




____________________________    Chairman of     ___________, 1995
Paul S. Amos                     the Board



/s/ Daniel P. Amos              Vice Chairman   November 21, 1995
Daniel P. Amos                   of the Board



/s/ John Shelby Amos, II        Director        November 21, 1995
John Shelby Amos



/s/ Michael H. Armacost         Director        November 21, 1995
Michael H. Armacost

/s/ M. Delmar Edwards, M. D.    Director        November 21, 1995
M. Delmar Edwards, M. D.



/s/ George W. Ford              Director        November 21, 1995
George W. Ford



/s/ Cesar E. Garcia             Director        November 21, 1995
Cesar E. Garcia



/s/ The Hon. Joe Frank Harris   Director        November 21, 1995
The Hon. Joe Frank Harris



____________________________    Director        ___________, 1995
Elizabeth J. Hudson



/s/ Kenneth S. Janke, Sr.       Director        November 21, 1995
Kenneth S. Janke, Sr.



_____________________________.  Director        ___________, 1995
Charles B. Knapp, Ph. D.



____________________________    Director        ___________, 1995
Hisao Kobayashi



____________________________    Director        ___________, 1995
Yoshiki Otake



/s/ E. Stephen Purdom           Director        November 21, 1995
E. Stephen Purdom



/s/ Barbara K. Rimer            Director        November 21, 1995
Barbara K. Rimer



/s/ Henry C. Schwob             Director        November 21, 1995
Henry C. Schwob

/s/ J. Kyle Spencer             Director        November 21, 1995
J. Kyle Spencer



/s/ Glenn Vaughn, Jr.           Director        November 21, 1995
Glenn Vaughn, Jr.

                              EXHIBIT INDEX


Number      Exhibit

 5.1        Opinion of Joey M. Loudermilk, Esq.


23.1        Consent of KPMG Peat Marwick LLP


23.2        Letter of KPMG Peat Marwick re Unaudited
            Interim Financial Information